Digidev Group Appoints Social Media Innovator as Chief Creative Director

LOS ANGELES, CA—(Marketwire – 07/18/12) –The Digital Development Group Corp. (DIDG) (“Digidev,” “Digidev Group” or the “Company), a development stage company aiming to offer an in-depth portfolio of content for Internet TV distribution, is pleased to announce the appointment of Mr. Alex Frejrud as Chief Creative Director.

Raised and educated in Sweden, Alex Frejrud’s extensive background as a telecommunications engineer, film editor, music producer and new media consultant makes him an ideal choice to serve as Digidev’s Chief Creative Director. He joins the Digidev team to develop and direct the architecture and brand strategy of the Company’s entertainment and platform systems.

Aided by his considerable entrepreneurial skills, Mr. Frejrud has been the driving force behind various successful startups. In 2004, he co-founded the award-winning social network Trig.com. He followed up in 2008 with the establishment of the Glampire Group, consisting of Glampire Media, Glampire Mobile and Glampire Mobile-Label. As director and president of The Glampire Group, he worked with a number of renowned record labels, fashion brands, corporations, websites, and movie production companies, enhancing their media profiles, visibility, viral marketing, and connectivity of clients including BMW, MySpace, H&M, Sony, EMI, and Universal Studios.

“Consumers of Internet Television recognize that worldwide, people under the age of 30 are increasingly consuming entertainment on mobile devices. One of Alex’s strengths is developing creative solutions aimed at mobile platforms in order to help capture market share in this rapidly growing sector,” comments Martin W. Greenwald, Chairman and CEO of Digidev.

“I have always sought to be involved at the leading edge of technology innovation. I worked at the forefront of social networking starting in 2004. I was also involved in the mobile telecom industry while it was rapidly expanding in growth and innovation. I am looking forward to putting my skillset to work in the next generation of internet development,” stated Mr. Frejrud.

“I have the highest regard for Alex’s abilities as a Creative Director,” adds Joe Q. Bretz, President of Digidev. “His track record with both startups and Fortune 500 companies as well as in the development of cost-effective solutions is critical as we begin to market content to a worldwide audience.”

Additional details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information, visit our website at: www.digidev.com.

About The Digital Development Group Corp. (DIDG)

The company was founded by CEO Martin W. Greenwald and President Joe Q. Bretz, who have extensive experience in the entertainment industry. Mr. Greenwald oversaw Image Entertainment Inc. as Chairman of the Board from $1 million in revenues to over $120 million in revenues per year, while Mr. Bretz started working on various media start-ups in Silicon Valley during the dot com boom in the late 90s, his experience has ranged from a feature film producer to a high tech incubator. Bretz and long time technology partner Richard Verdoni, the company’s CTO, have been working on this technology in various formats for over 6 years. Given Greenwald’s success in licensing content and Bretz and Verdoni’s technological know-how, the company is well positioned to be a leader in the Internet television revolution.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, reference to new technologies, software and sales methods as well as financial projections for the size of the internet TV market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Brad Long
Oceanview IR Services, Inc.
Tel: 1-888-906-6427
investors@digidev.com
www.digidev.com